UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 30, 2014
Date of Report (Date of earliest event reported)

CASTLIGHT HEALTH, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36330 (Commission File Number)	26-1989091 (I.R.S. Employer Identification Number)

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Two Rincon Center
121 Spear Street, Suite 300
San Francisco, CA 94105
(Address of principal executive offices)

(415) 829-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

(e)
As previously disclosed in the Current Report on Form 8-K filed by Castlight Health, Inc. (the “Company”) on July 29, 2014, the Company’s Chief Operating Officer, Randall J. Womack, resigned from his position effective as of September 30, 2014. In connection therewith, on September 30, 2014, the Company agreed to provide the following benefits to Mr. Womack: (i) a lump sum payment of $129,000, equivalent to Mr. Womack’s base salary for six months, (ii) COBRA coverage for his applicable benefits for a six-month period, (iii) payment of an amount equal to $192,700, which represents his full 2014 target bonus in the amount of $154,000 and 25% of his projected 2015 target bonus in the amount of $38,700, and (iv) acceleration of the vesting of Mr. Womack’s outstanding stock options under the Company’s equity incentive plans through March 31, 2015. In return, Mr. Womack agreed to standard terms such as a release of any claims, agreements relating to confidentiality, non-solicitation of Company employees, and other related matters.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Castlight Health Inc.
Date: October 3, 2014
By: /s/ John C. Doyle
John C. Doyle
Chief Financial Officer